                                                                    EXHIBIT 99.1

                  INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

                                       AND

                                DECEMBER 31, 2005

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

CONTENTS                                                                    PAGE

CONSOLIDATED FINANCIAL STATEMENTS

Report of independent registered public accounting firm                        1

Balance sheets as of December 31, 2006 and December 31, 2005                   2

Statements of operations for the year ended December 31, 2006 and for the period April 25, 2005 (inception) though December 31,
2005 and for the period April 25, 2005 (inception) through
December 31, 2006                                                              3

Statements of changes in capital deficiency for the year ended
December 31, 2006 and for the periods April 25, 2005 (inception)
through December 31, 2005 and April 25, 2005 (inception) through
December 31, 2006                                                              4

Statements of cash flows for the year ended December 31, 2006 and for the periods April 25, 2005 (inception) through December, 2005, and April 25, 2005 (inception) through December
31, 2006                                                                       5

Notes to financial statements                                                  6

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Intellect Neurosciences, Inc.

We have audited the accompanying consolidated balance sheets of Intellect Neurosciences, Inc. and subsidiary (a development stage company) (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations, consolidated changes in capital deficiency and consolidated cash flows for the year ended December 31, 2006 and for the periods from April 25, 2005 (inception) through December 31, 2005 and April 25, 2005 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Intellect Neurosciences, Inc. and subsidiary as of December 31, 2006 and 2005, and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 2006 and for the periods from April 25, 2005 through December 31, 2005 and April 25, 2005 through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, to the consolidated financial statements effective January 1, 2006, the Company changed its method of accounting for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment."

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a negative working capital position, a total capital deficiency, generated cash outflows from operating activities, experienced recurring net losses, is delinquent on certain obligations, and has been dependent on equity and debt financing to support its business efforts. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Eisner LLP
New York, New York
May 15, 2007

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31,    DECEMBER 31,
                                                                                                2006             2005
                                                                                             ------------    ------------
ASSETS
Current assets:
Cash and cash equivalents                                                                    $    647,501    $    113,021
Preferred stock subscriptions receivable (subsequently collected)                                      --             177
Note receivable                                                                                   125,345              --
Prepaid expenses & other current assets                                                            57,325          31,616
                                                                                             ------------    ------------
       TOTAL CURRENT ASSETS                                                                       830,171         144,814
                                                                                             ------------    ------------

Fixed Assets, net                                                                                 831,448          60,023
Security deposits                                                                                 122,075          97,830
Restricted cash                                                                                    57,288          45,966
Deferred financing costs, net                                                                     275,792          53,036
                                                                                             ------------    ------------
       TOTAL ASSETS                                                                          $  2,116,774    $    401,669
                                                                                             ============    ============

LIABILITIES AND CAPITAL DEFICIENCY
Accounts payable and accrued expenses                                                        $  3,623,839    $  1,094,140
Convertible promissory notes (net debt discount of $129,465 in 2006)                              895,535       1,650,000
Convertible promissory notes (past due)                                                           200,000              --
Accrued interest convertible promissory notes                                                      37,086          62,736
Derivative instruments                                                                          1,676,990              --
Preferred stock liability                                                                       3,114,115              --
Accrued interest preferred stock                                                                  353,612              --
Convertible promissory notes due to stockholder                                                   675,000
                                                                                             ------------    ------------
Advance from stockholder                                                                                              123
       TOTAL CURRENT LIABILITIES                                                               10,576,177       2,806,999

Deferred lease liability                                                                           18,374           2,636
Other long-term liabilities                                                                       121,759              --
                                                                                             ------------    ------------
       TOTAL LIABILITIES                                                                       10,716,310       2,809,635

COMMITMENTS AND OTHER MATTERS
CAPITAL DEFICIENCY:
Preferred stock, $.001 par value, 15,000,000 shares authorized

Series A Convertible Preferred stock
2,255 shares designated and issued at December 31, 2006                                                 2              --
    (Liquidation preference $ 225,500)

Series B Convertible Preferred stock - 7,164,445 shares designated and
4,593,091 shares issued at December 31, 2006 (classified as liability above) (liquidation preference $ 8,391,522)

Common stock, par value $0.001 per share, 100,000,000 shares authorized;
21,353,500 issued at December 31, 2006 and 21,253,500 shares issued at
December 31, 2005                                                                                  21,353          21,253

Additional paid in Capital                                                                      5,299,522           8,890
Deficit accumulated during the development stage                                              (13,920,413)     (2,438,109)
                                                                                             ------------    ------------

    TOTAL CAPITAL DEFICIENCY                                                                   (8,599,536)     (2,407,966)
                                                                                             ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                   $  2,116,774    $    401,669
                                                                                             ============    ============

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           APRIL 25, 2005   APRIL 25, 2005
                                                                            (INCEPTION)      (INCEPTION)
                                                           YEAR ENDED         THROUGH         THROUGH
                                                           DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                             2006             2005             2006
                                                          -------------    -------------    -------------
COSTS AND EXPENSES:
Research and development                                  $   5,664,265    $   1,318,636    $   6,982,901
General and administrative                                    3,278,410          996,127        4,274,537
                                                          -------------    -------------    -------------

    TOTAL COST AND EXPENSES                                   8,942,675        2,314,763       11,257,438
                                                          -------------    -------------    -------------
LOSS FROM OPERATIONS                                         (8,942,675)      (2,314,763)     (11,257,438)
                                                          -------------    -------------    -------------

OTHER INCOME/(EXPENSES):

Interest expense                                             (1,829,665)        (124,366)      (1,954,031)
Interest Income                                                  56,488            1,020           57,508
Changes in value of derivitive instruments
and preferred stock liability                                  (692,466)                         (692,466)

Other                                                           (73,986)                          (73,986)
                                                          -------------    -------------    -------------


    TOTAL OTHER INCOME/(EXPENSE):                            (2,539,629)        (123,346)      (2,662,975)
                                                          -------------    -------------    -------------

NET LOSS                                                  $ (11,482,304)   $  (2,438,109)   $ (13,920,413)
                                                          =============    =============    =============

See notes to consolidated financial statements                                 3

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY

                                                  COMMON STOCK       PREFERRED SHARES
                                            ---------------------   ------------------
                                            NUMBER OF               NUMBER OF                           ACCUMULATED
                                              SHARES      AMOUNT     SHARES     AMOUNT       APIC         DEFICIT        TOTAL
                                            ----------   --------   ---------   ------   -----------   -------------   ------------
Issuance of common stock (April 2005)
($.001 per share)                           12,078,253   $ 12,078                                                          $ 12,078

Issuance of common stock (May 2005)
($.001 per share)                            9,175,247      9,175                                                             9,175

Value of warrant issued to Goulston and
Storrs (G&S) (June 2005)                             -                                         8,890                          8,890

Net loss for period                                                                                       (2,438,109)    (2,438,109)
                                            ----------   --------   ---------   ------   -----------   -------------   ------------

BALANCE AS OF DECEMBER 31, 2005             21,253,500     21,253           -        -         8,890      (2,438,109)    (2,407,966)

Issuance of preferred stock (January
2006) ($.001 per share)                              -                  2,255        2       198,866                        198,868

Exercise of Warrant April 2006 ($.001
per share)                                     100,000        100                                                               100

Excess of proceeds over fair value of
Series B preferred                                                                         4,857,985                      4,857,985

Stock based compensation
    - Clinical and Advisory Board                                                            112,694                        112,694
    - Employees and Directors                                                                121,087                        121,087
    (September 2006)
Net loss for year                                                                                        (11,482,304)   (11,482,304)
                                            ----------   --------   ---------   ------   -----------   -------------   ------------

BALANCE AS OF DECEMBER 31, 2006             21,353,500   $ 21,353       2,255   $    2   $ 5,299,522   $ (13,920,413)  $ (8,599,536)
                                            ==========   ========   =========   ======   ===========   =============   ============

See notes to consolidated financial statements                                 4

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     APRIL 2005       APRIL 2005
                                                                                      THROUGH          THROUGH
                                                                    DECEMBER 31,     DECEMBER 30,    DECEMBER 31,
                                                                       2006            2005             2006
                                                                   -------------    -------------    -------------
CASHFLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                                         $ (11,482,304)   $  (2,438,109)   $ (13,920,413)
Adjustments to reconcile net (loss) to net cash provided by
operating activities:
    Depreciation and amortization                                        104,034              876          104,910
    Amoritization of financing costs                                     591,793           61,629          653,422
    Accretion of discount on note receivable                             (49,331)                          (49,331)
    Change in unrealized loss of derivative instruments                  692,466                           692,466
    Stock based compensation                                             432,647            8,890          441,537
    Interest expense related to warrants                                 780,005                           780,005
    Warrant investment written off                                        73,986                            73,986
    Accretion of debt discount                                             9,238                             9,238

Changes in:
    Increase in prepaid expenses and other assets                        (25,709)         (31,616)         (57,325)
    Increase in accrued interest                                         436,560           62,736          499,296
    Increase in accounts payable and accrued expenses                  2,529,699        1,094,140        3,623,839
    Increase in deferred lease liability                                  15,738            2,636           18,374
    Increase in other long term liabilities                              121,759                           121,759
                                                                   -------------    -------------    -------------

    Net cash used by operating activities:                            (5,769,419)      (1,238,818)      (7,008,237)
                                                                   -------------    -------------    -------------

CASHFLOWS FROM INVESTING ACTIVITIES:
    Security deposit                                                     (24,245)         (97,830)        (122,075)
    Acquistion of property and equipment                                (875,459)         (60,899)        (936,358)
    Restricted cash                                                      (11,322)         (45,966)         (57,288)
    Investment in Ceptor                                                (150,000)                         (150,000)
                                                                   -------------    -------------    -------------
    Net cash used by investing activities:                            (1,061,026)        (204,695)      (1,265,721)
                                                                   -------------    -------------    -------------

CASHFLOWS FROM FINANCING ACTIVITIES:
    Borrowings from stockholders                                         800,000          252,002        1,052,002
    Proceeds from sale of common stock                                       277           21,076           21,353
    Proceeds from sale of preferred stock                              6,761,154                         6,761,154
    Preferred stock issuance costs                                      (803,110)                         (803,110)
    Proceeds from sale of Convertible Promissory Notes                 1,275,000        1,650,000        2,925,000
    Repayment of borrowings from stockholder                            (125,123)        (251,879)        (377,002)
    Convertible Promissory Notes issuance cost                           (11,440)        (114,665)        (126,105)
    Repayment of borrowings from noteholders                            (531,833)                         (531,833)
                                                                   -------------    -------------    -------------

    Net cash provided by financing activities:                         7,364,925        1,556,534        8,921,459
                                                                   -------------    -------------    -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                534,480          113,021          647,501

Cash and cash equivalents beginning of period                            113,021               --               --
                                                                   -------------    -------------    -------------

CASH AND CASH EQUIVALENTS END OF PERIOD                            $     647,501    $     113,021    $     647,501
                                                                   =============    =============    =============

Supplemental disclosure of cash flow informations:
    Cash paid during the period for:                                          --
       Interest                                                    $      36,833                     $      36,833
Non-cash investing and financing tranactions:
    Common Stock Subscription Receivable                                            $         177              177
    Conversion of Convertible Notes payable and accrued interest
    into Series B preferred stock                                  $   1,276,666                     $   1,276,666

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

          NATURE OF OPERATIONS. Intellect Neurosciences, Inc. ("INTELLECT", "OUR", "US" OR "WE" OR THE "COMPANY"), a Delaware corporation, is a biopharmaceutical company specializing in the research and development of drugs to treat Alzheimer's Disease ("AD") and other major disorders of the central nervous system. Since our inception in 2005, we have devoted substantially all of our efforts and resources to research and development activities. We have no product sales through December 31, 2006. We operate under a single segment.

          Our lead drug candidate, OXIGON(TM), is a chemically synthesized form of a small, potent, dual mode of action, naturally occurring molecule. We commenced human Phase I clinical trials for OXIGON(TM) on December 1, 2005 in the Netherlands and completed Phase I clinical trials on November 15, 2006.

          We were incorporated on April 25, 2005 under the name Eidetic Biosciences, Inc. and changed our name to Mindset Neurosciences, Inc. on April 28, 2005, to Lucid Neurosciences, Inc. on May 17, 2005 and finally to Intellect Neurosciences, Inc. on May 20, 2005. Our wholly-owned subsidiary, Intellect Neurosciences (Israel) Ltd., ("INTELLECT ISRAEL") was incorporated in Israel as a private limited company in July 2005 for the purpose of conducting research relating to our proprietary compounds. We conduct all of our research at our laboratory facility in Rehovot, Israel. As of December 31, 2006 and December 31, 2005 approximately $507,000 and $204,000, respectively of our assets are located in Israel.

          We are a development stage company and our core business strategy is to develop our proprietary compounds that we have purchased, developed internally or in-licensed from universities and others, through human proof of concept (Phase II) studies or earlier if appropriate and then seek to enter into collaboration agreements, licenses or sales to complete product development and commercialize the resulting drug products. Our objective is to obtain revenues from sub-licensing fees, milestone payments, development fees, royalties and/or sales related to the use of our proprietary compounds for specific therapeutic indications or applications. As of December 31, 2006 we had no products approved for sale by the U.S. Food and Drug Administration ("FDA"). There can be no assurance that our research and development will be successfully completed, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. In addition, we operate in an environment of rapid change in technology and are dependent upon the continued services of our current employees, consultants and subcontractors.

          BASIS OF PRESENTATION. These consolidated financial statements are presented on the basis that we will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. Due to the start up nature of our activities, we have incurred significant operating losses since inception. As a result, we have generated negative cash flows from operations, and have an accumulated deficit at December 31, 2006 of $13,920,413. We are also past due on certain convertible promissory notes. We have limited capital resources and operations through December 31, 2006 have been funded with the proceeds from private equity and debt financings and income earned on investments. We anticipate that our existing capital resources will not enable us to continue operations past June of 2007, or earlier if unforeseen events or circumstances arise that negatively affect our liquidity. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently seeking additional funding through equity and/or debt financing. If we fail to raise additional capital or obtain substantial cash inflows from potential partners prior to July 2007, we may be forced to cease operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          USE OF ESTIMATES. The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States involves the use of estimates and assumptions that affect the recorded amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the fair value of derivative instruments, including stock options and warrants to purchase our common stock, recognition of on-going clinical trial costs, certain consulting expenses and deferred taxes. Actual results may differ substantially from these estimates.

          PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of our wholly-owned subsidiary, Intellect Israel. All inter-company transactions and balances have been eliminated in consolidation.

          CASH AND CASH EQUIVALENTS. Cash and cash equivalents includes all highly liquid, interest-bearing instruments with maturity of three months or less when purchased. Cash and cash equivalents may include demand deposits held in banks and interest bearing money market funds.

          RESTRICTED CASH. Restricted cash at December 31, 2006 and December 31, 2005 was approximately $57,000 and $46,000, respectively. These amounts, which are on deposit with a financial institution in Israel, include salaries for a key employee and payments related to potential severance for key employees.

          RESEARCH AND DEVELOPMENT COSTS AND CLINICAL TRIAL EXPENSES. Research and development costs include costs directly attributable to the conduct of research and development programs, including the cost of salaries, payroll taxes, employee benefits, materials, supplies, maintenance of research equipment, costs related to research collaboration and licensing agreements, the cost of services provided by outside contractors, including services related to our clinical trials, clinical trial expenses, the full cost of manufacturing drugs for use in research, preclinical development, and clinical trials. All costs associated with research and development is expensed as incurred. We have classified the payments to acquire the assets described below in NOTE 3 as research and development costs.

          Clinical research expenses include obligations resulting from our contracts with various research organizations in connection with conducting clinical trials for our product candidates. We account for those expenses on an accrual basis according to the timeline and payment schedule defined in the contract.

          FIXED ASSETS. Fixed assets are stated at cost less accumulated depreciation. To the extent laboratory equipment has alternative uses it has been capitalized. Depreciation and amortization are provided for on a straight-line basis over the estimated useful life of the asset. Leasehold improvements are amortized over the life of the lease or of the improvements, whichever is shorter. Expenditures for maintenance and repairs that do not materially extend the useful lives of the respective assets are charged to expense as incurred. The cost and accumulated depreciation or amortization of assets retired or sold is removed from the respective accounts and any gain or loss is recognized in operations.

          FOREIGN CURRENCY TRANSLATION AND FOREIGN ASSETS. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"), assets and liabilities of our foreign subsidiary are translated into United States dollars at the exchange rates in effect on the reporting date. Income and expenses are translated at actual exchange rates at the time of the transaction. Our foreign subsidiary is not a self-contained entity and utilizes the United States dollar as its functional currency. The resulting transaction gains and losses are reflected in earnings.

          FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amount reported in the balance sheet for cash and cash

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

     equivalents, stock subscriptions receivable, notes receivable convertible promissory notes, accounts payable, preferred stock liability and accrued expenses approximates fair value due to the short-term nature of the accounts.

          CONCENTRATION OF CREDIT RISK. Financial instruments, which potentially subject us to concentrations of credit risk, consist of cash equivalents and notes receivable. We attempt to invest excess funds in accordance with a policy objective seeking to preserve both liquidity and safety of principal. We generally invest our excess funds in short term money market accounts at high credit quality financial institutions.

          DEFERRED FINANCING COSTS. Deferred financing costs attributable to the issuance of convertible promissory notes and other instruments have been amortized to interest expense over the term of the notes.

          DEFERRED LEASE LIABILITY. The lease on our New York facility provides for escalations of the minimum rent during the lease term, as well as additional rent based upon increases in real estate taxes and common maintenance charges. We record rent expense from leases with escalations using the straight-line method, thereby prorating the total rental commitment over the term of the lease. Under this method, the deferred lease liability represents the cumulative difference between the minimum cash rental payments and the rent expense computed on a straight-line basis.

          INCOME TAXES. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. These liabilities and assets are determined based on differences between the financial reporting and tax basis of assets and liabilities measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recognized to reduce deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, we consider estimates of future taxable income.

          DERIVATIVE INSTRUMENTS. We have issued and outstanding certain instruments with embedded derivative features which we analyze in accordance with the pronouncements relating to accounting for derivative instruments and hedging activities to determine if these instruments are derivatives or have embedded derivatives that must be bifurcated. Under the applicable accounting literature, the estimated value of the embedded derivative, if any, is bifurcated from its host instrument on the date of sale or issuance of the securities or debt based on a valuation utilizing the appropriate valuation model. The embedded derivative liability is classified as such and is marked-to-market and adjusted to fair value at each reporting date and the change in fair value is recorded to other (income) expense, net. In addition, freestanding warrants are accounted for as equity securities or liabilities in accordance with the provisions of the applicable accounting literature. As the conversion rate or exercise price of all outstanding instruments vary with the fair value of our common stock, they are recorded as an obligation at fair value, marked-to-market at each reporting date, and carried on a separate line of the accompanying balance sheet. If there is more than one embedded derivative, their value is considered in the aggregate.

          SEVERANCE PAY. The Company's liability for severance pay is calculated pursuant to Israel's Severance Pay Law on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. This liability amounted to approximately $36,000 and $0 as of December 31, 2006 and 2005, respectively and is recorded in other liabilities. The funded portion of the liability is recorded as an asset in the Company's balance sheet and classified as restricted cash. The balance of this account for the years ended December 31, 2006 and 2005 was approximately $32,000 and $0 respectively.

          STOCK BASED COMPENSATION. On January 1, 2006, we adopted SFAS 123(R), "Share-Based Payment", which establishes standards for share-based transactions in which an entity receives employee's services for equity instruments of the entity, such as stock options, or liabilities that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123(R) supersedes the option of accounting for share-based compensation transactions using APB Opinion No. 25, "Accounting for Stock Issued to Employees", and requires that companies expense the fair value of stock options and similar awards, as measured on the awards' grant date, date of adoption, and to awards modified, repurchased or cancelled after that date.

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

      As a result of adopting SFAS 123(R) on January 1, 2006, our net loss for the year ended December 31, 2006, included $121,087 of compensation expense. The following table sets forth the assumptions we used in calculating the fair value of stock options granted in 2006.


                                                                  YEAR ENDED
                                                              DECEMBER 31, 2006
                                                              ------------------
Expected life in years                                                 10
Interest rate                                                        4.68%
Volatility                                                         100.00%
Dividend yield                                                       0.00%


      NEW ACCOUNTING PRONOUNCEMENTS.

      In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS No. 155"). SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and addresses the application SFAS No. 133 to beneficial interests in securitized financial assets. SFAS No. 155 establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. Additionally, SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 is effective for all financial instruments acquired or issued after fiscal years beginning September 15, 2006. We do not expect that the adoption of SFAS No. 155 will have a material impact on our consolidated financial condition or results of operations.

      In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," ("SFAS No. 156") which also amends SFAS No. 140. SFAS No. 156 provides guidance on the accounting for servicing assets and servicing liabilities when an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement is effective for all transactions in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 156 will have a material impact on our consolidated financial condition or results of operations.

      In June 2006, the FASB issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of SFAS No. 109" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute, as well as criteria for subsequently recognizing, derecognizing and measuring uncertain tax positions for financial statement purposes. This interpretation also requires expanded disclosure with respect to the uncertainty in income taxes. FIN 48 is effective for us beginning January 1, 2007. We do not anticipate that the adoption of FIN 48 will have a material impact on our financial position, results of operations or cash flows.


      In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." ("SFAS No. 157") Among other requirements, SFAS No. 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 is effective beginning the first fiscal year that begins after November 15, 2007. We are evaluating the impact of SFAS No. 157 on our financial position and results of operations.


      In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106 and 132 (R)" ("SFAS No. 158"). SFAS No. 158 requires the recognition of an asset for a plan's overfunded status or a liability for a plan's underfunded status in the statement of financial position, measurement of the funded status of a plan as of the date of its year-end statement of financial position and recognition for changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur as a component of other comprehensive income. The provisions of SFAS No. 158 will be effective for the Company beginning with its fiscal year 2007. We do not expect that the adoption of SFAS No. 158 to have an impact on our financial position, results of operations or cash flows.

         In February 2007, the Financial Accounting Standards Board issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (FAS 159), which includes an amendment to FASB Statement No. 115. The statement permits entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value (referred to as the "fair value option") and report associated unrealized gains and losses in earnings. Statement 159 is effective for fiscal years beginning after November 15, 2007. As of December 31, 2006, the Company has not determined the effect that the fair value option, if elected, will have on the consolidated financial position or results of operations.

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

      In September 2006, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires registrants to quantify the impact of correcting all misstatements using the "rollover" method, which focuses primarily on the impact of a misstatement on the income statement and the "iron curtain" method, which focuses primarily on the effect of correcting the prior-end balance sheet. The use of both of these methods is referred to as the "dual approach" and should be combined with the evaluation of qualitative elements surrounding the errors in accordance with SAB No. 99, "Materiality." The provisions of SAB No. 108 became effective for us in the current fiscal year. The adoption of SAB No. 108 did not have a material impact on our consolidated financial position, results of operation or cash flows.

3. ASSET TRANSFER AGREEMENT

      Effective June 23, 2005, we entered into an agreement (the "MINDSET ASSET TRANSFER AGREEMENT") with Mindset Biopharmaceuticals, Inc. ("MINDSET") to acquire certain intellectual property related assets (the "MINDSET ASSETS"), including certain related patents, patent applications, trademarks, licenses, know-how, inventions and certain inventories from Mindset (the "2005 ASSET TRANSFER").

      Pursuant to the Mindset Asset Transfer Agreement, Mindset sold, assigned, conveyed and transferred to us the Mindset Assets. As consideration for the Mindset Assets, we agreed to the following:

   1. To purchase certain trade debt owed by Mindset to third parties in the face amount of approximately $1,277,438 (the "Annex I Debt") for a discount from face amount;

   2. To reduce the Annex I Debt that would be owed by Mindset to us by 30%, subject to further reduction or elimination under certain circumstances, and to extend Mindset's obligation to pay the remaining balance of such debt until June 23, 2008 (the "Mindset Maturity Date"), subject to acceleration or further deferral under certain events;

   3. Subject to satisfaction of certain condition precedents, to acquire certain debt owed by Mindset to Mindset Biopharmaceuticals Ltd. ("Mindset Ltd."), a wholly-owned subsidiary of Mindset, in the principal amount of $743,282 (the "Annex II Debt");

   4. To reduce the Annex II debt that would be owed by Mindset to us by 50%, and to defer Mindset's obligation to pay the remaining balance of such claims until the Mindset Maturity Date;

   5. To purchase for a nominal amount certain claims held by certain of our officers/shareholders aggregating $1,634,000 (the "Annex III Debt") and to defer Mindset's obligation to pay such claims until the Mindset Maturity Date;

   6. To assume certain trade and other debt owed by Mindset to third parties in the aggregate amount of approximately $1,623,730 (the "Annex IV Debt") ;

   7. To assume certain obligations of Mindset (the "Annex V Debt") amounting to approximately $60,405 related to certain research and development costs previously incurred by Mindset; and

   8. To assume the obligations of Mindset under certain licenses that would be assigned to us pursuant to the 2005 Asset Transfer.

      As of December 31, 2005, we acquired the Annex I and Annex III Debt (collectively, the "Purchased Debt") for approximately $385,181. Collection of amounts owed under the Purchased Debt is highly unlikely due to the financial condition of Mindset, and as of June 23, 2005, such amounts had a fair value of $0. Therefore, the payments for the Purchased Debt aggregating $385,181 are accounted for as a cost of acquiring the research and development related intellectual assets of Mindset and are included in research and development costs for the period ended December 31, 2005.

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

Also in 2005, we paid $60,405 in full satisfaction of the Annex V Debt. Such payments have been included in research and development expenses for the period ended December 31, 2005.

      During 2006, pursuant to the Asset Transfer Agreement, we entered into a separate agreement with the trustee in bankruptcy for Mindset Limited to acquire the Annex II Debt (amounting to approximately $743,282) for a total payment of $150,000 payable in two semi-annual installments. Such payment has been included in research and development expenses for the year ended December 31, 2006. We paid $75,000 plus associated legal fees of approximately $14,000 in June 2006. As of December 31, 2006 we owe $75,000 which is included in accounts payable and accrued expenses (See NOTE 7).

      We settled the Annex IV Debt of $1,623,730 in the first quarter of 2006 for $248,314, including $193,299 due below, except for certain claims owed to Goulston & Storrs, LLP in the amount of $192,095 which we settled in June 2005 through the issuance of a warrant for 100,000 shares of our common stock at an exercise price of $0.001 per share (See Note 12). Such settlements have been treated as research and development expenses in the respective period.

      In January 2006, we entered into a Letter Agreement, Assignment of Claim Agreement and Subscription Agreement with the Institute for the Study of Aging (the "ISOA"). Pursuant to these agreements, ISOA agreed to settle the Annex IV Debt of $570,000 in exchange for $193,299 payable in three equal installments of $64,433, each payable on January 31, 2006, April 28, 2006 and July 28, 2006, the issuance of 2,225 shares of Series A Convertible Preferred Stock (see NOTE 12) and our agreement to pay a total of $225,500 of milestone payments contingent upon clinical development of OXIGON(TM).

      As a result of acquiring the Purchased Debt, we currently are a large creditor of Mindset. Such determination is based on the principal amount of the claims. Under the Mindset Asset Transfer Agreement, in the event of certain acceleration events, such as the liquidation, dissolution or institution against or by Mindset of bankruptcy proceedings, all amounts then owed by Mindset to us as a result of our acquiring the Purchased Debt will become immediately due, provided that if no such acceleration event has occurred on or before December 31, 2013, all obligations of Mindset arising from or relating to the Purchased Debt will be extinguished.

4. NOTE RECEIVABLE

      On June 1, 2006 we invested $150,000 in a 6% convertible promissory note issued by CepTor Corporation, a public company, focused on the development of proprietary and cell targeted therapeutic products for neuromuscular and neurodegenerative diseases ("CepTor" and the "CepTor Note"). One of our significant shareholders is a significant shareholder of CepTor. The CepTor Note is convertible into CepTor common shares at a price per share which is the lesser of $0.15 or 90% of the market price preceding conversion. The CepTor Note is due on June 1, 2007. Additionally, we received five-year warrants to purchase 1,000,000 shares at $0.30 per share.

      We have calculated the fair market value of the warrants on the issue date as $0.146 based on a Black-Scholes Option Pricing Model assuming risk free value of 4.9%, volatility of 140%, dividend yield of 0%, 5 year term and a stock price of $0.18. We determined the relative fair value of the warrants to be $73,986 based on the proportionate value of the warrants to the sum of the amount we paid for the CepTor Note plus the fair value of the warrants. We have allocated the relative fair value to our investment in the warrants with a corresponding decrease in the carrying amount of the CepTor Note. This difference will accrue to income over the life of the CepTor Note as interest income calculated using an effective interest method.

      At December 31, 2006 the Company has determined that the decline in market price of CepTor is other than temporary and has written off the carrying value of the warrant ($73,986) to other expenses.

5. FIXED ASSETS

      Fixed assets consist of the following:

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements


                                                        DECEMBER 31,  DECEMBER 31,
                                                          2006           2005
                                                        -----------   ----------
Furniture, fixtures and office equipment                 $ 293,234    $  13,737

Laboratory Equipment                                        47,427           --

Leasehold Improvements                                     595,697           --

Less accumulated depreciation                             (104,910)        (876)
                                                         ---------    ---------

Construction in progress                                        --       47,162
                                                         ---------    ---------

                                                         $ 831,448    $  60,023
                                                         =========    =========


      Depreciation expense amounted to $104,910 and $876 for the year ended December 31, 2006 and the period ended December 31, 2005, respectively.

6.  RESEARCH AND LICENSE AND ASSIGNMENT AGREEMENTS

      SOUTH ALABAMA MEDICAL SCIENCE FOUNDATION RESEARCH AND LICENSE AGREEMENT. Effective August 10, 1998 and as amended as of September 1, 2002, Mindset entered into a Research and License Agreement with the South Alabama Medical Science Foundation (the "SAMS FOUNDATION"). On June 17, 2005, in connection with the 2005 Asset Transfer, SAMS Foundation consented to Mindset's assignment of the Research and License Agreement to us. Under the Research and License Agreement, we have an exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how relating to the use of melatonin and melatonin analogs in the prevention or treatment of amyloid-related disorders and in the use of melatonin analogs as antioxidants and to the use of indole-3-propionic acid to prevent a cytotoxic effect of amyloid-beta protein to treat a fibrillogenic disease, including AD, or generally to treat a disease or condition where free radicals and/or oxidative stress contribute to pathogenesis. The SAMS Foundation reserved the right to use the licensed patents and know-how for its own non-commercial, educational or research purposes and to distribute certain research materials to third parties for non-commercial uses. Under the Research and License Agreement, we have the first right to enforce the underlying intellectual property against unauthorized third parties. In addition, we are obligated to make future payments to the SAMS Foundation totaling approximately $1,500,000 upon achievement of certain milestones based on phases of clinical development and approval of the FDA (or foreign equivalent) and also to pay the SAMS Foundation a royalty on the sales, net of various customary deductible items, subject to certain minimum royalties, attributable to each product utilizing the licensed technology.

      Under the September 2002 amendment to the Research and License Agreement, the initiation of a Phase I trial of an AD licensed product anywhere in the world triggered a milestone payment obligation of $50,000. On December 1, 2005, we commenced a Phase I trial for OXIGON(TM) in The Netherlands and thus triggered this payment obligation. On January 11, 2006, the SAMS Foundation agreed to amend the Research and License Agreement to provide that the $50,000 milestone payment would be payable in five equal monthly installments of $10,000, the first of which was payable on February 1, 2006. We paid the $50,000 to the SAMS Foundation in 2006 in monthly installments when due.

      NEW YORK UNIVERSITY RESEARCH AND LICENSE AGREEMENT. Effective August 10, 1998 and as amended in 2002, Mindset entered into a license agreement with New York University ("NYU") with terms similar to the terms described above with respect to the research and License Agreement with the SAMS Foundation. On June 17, 2005, in connection with the 2005 Asset Transfer, NYU consented to Mindset's assignment of the license agreement with NYU to us. Under the license agreement with NYU, we have an exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses,

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

under certain patents and know-how relating to the use of melatonin and melatonin analogs in the prevention or treatment of amyloid-related disorders and in the use of melatonin analogs as antioxidants and to the use of indole-3-propionic acid to prevent a cytotoxic effect of amyloid-beta protein, treat a fibrillogenic disease, including AD, or generally to treat a disease or condition where free radicals and/or oxidative stress contribute to pathogenesis. Under the licensing agreement, we have the first right to enforce the underlying intellectual property against unauthorized third parties. We are obligated to make future payments totaling approximately $1,500,000 upon achievement of certain milestones based on phases of clinical development and approval of the FDA (or foreign equivalent) and also to pay NYU a royalty on the sales, net of various customary discounts subject to certain minimum royalty payments, attributable to each product utilizing the licensed technology and a percentage of sales of sublicenses.

      Under the September 2002 amendment to the Research and License Agreement, the initiation of a Phase I trial of an AD licensed product anywhere in the world triggered a milestone payment obligation of $50,000. On December 1, 2005, we commenced a Phase I trial for OXIGONTM in The Netherlands and thus triggered this payment obligation. On January 11, 2006, NYU agreed to amend the Research and License Agreement to provide that the $50,000 milestone payment would be payable in five equal monthly installments of $10,000, the first of which was payable on February 1, 2006. We paid the $50,000 to NYU in 2006 in monthly installments when due.

      NEW YORK UNIVERSITY OPTION AGREEMENT AND LICENSE AGREEMENT. On August 31, 2005, we entered into an Option Agreement with New York University for an option to license certain NYU inventions and know-how relating to a vaccine for the mitigation, prophylaxis or treatment of AD. Under the Option Agreement, we are entitled to acquire an exclusive, worldwide license to commercially use NYU's inventions and know-how in the development of products for use in the mitigation, prophylaxis or treatment of AD. NYU retained the right to use the inventions and know-how for its own academic and research purposes and to allow other academic institutions to use the inventions and know-how for their academic and research purposes other than clinical trials, as well as any rights of the United States government. We paid a non-refundable, non-creditable option fee of $50,000 in 2005 and agreed to reimburse NYU for certain patent protection costs and expenses incurred by NYU. Patent costs are expensed as incurred to general and administrative costs. On August 31, 2005, we amended the Option Agreement to extend the period to November 2005 and paid NYU $20,000. On November 1, 2005, we amended the Option Agreement to extend the option period to January 2006 and to provide that any fees paid by us would offset the patent expenses payable by us to NYU. We paid NYU $30,000 upon execution of the amendment. In 2006, we paid NYU an additional $60,000 in option extension fees, which fully offset any patent expenses payable by us to NYU. We exercised the option to acquire the license on April 1, 2006 and entered into a License Agreement with NYU that was executed on April 21, 2006.

      Under the terms of the License Agreement, we are obligated to pay non-refundable, non-creditable license fees totaling $200,000, payable in five installments as follows: $25,000 on each of May 1 and June 1, 2006 and $50,000 payable on each of April 1, 2007, 2008 and 2009. We paid these license payments in 2006 when due. The Agreement did not provide for interest payments, consequently, the principal payments have been discounted to their present value at an interest rate of 10% resulting in a principal amount of $172,699. The future minimum payments due are as follows:


                                                              DECEMBER 31, 2006
                                                              -----------------
2007                                                              $  50,000
2008                                                                 50,000
Thereafter                                                           50,000
                                                                  ---------
Total Minimum Payments                                              150,000
Less amounts representing interest                                   24,619
                                                                  ---------
Present value of future payments                                    125,381
Less current portion (included in                                   (39,150)
 Due to Licensor - Note 7)
                                                                  ---------
Long term portion (included in other long term liabilities)       $  86,231
                                                                  =========


INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

      In addition, we are obligated to pay NYU non-refundable research payments for performance by NYU of certain ongoing research activities totaling $200,000, payable in eight equal installments of $25,000 every three-months beginning on April 1, 2006. We have made these payments through December 31, 2006 when due. Also, we are obligated to make future payments totaling approximately $2,000,000 upon achievement of certain milestones based on phases of clinical development and approval of the FDA (or foreign equivalent) and also to pay NYU a royalty on the sales, net of various customary discounts, attributable to each licensed product

      MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH LICENSE AND SPONSORED RESEARCH AGREEMENT. Effective October 24, 1997 as amended on September 1, 2001 and on February 1, 2005, Mindset acquired from the Mayo Foundation for Medical Education and Research ("MAYO") a non-exclusive license to use certain transgenic mice and related technologies as models for AD and other neurodegenerative diseases. Under the amended agreement with Mayo, Mindset is obligated to pay Mayo a royalty of 2.5 % of any net revenue that Mindset receives from the sale or licensing of a drug product for AD in which the Mayo transgenic mice were used for research purposes. The Mayo transgenic mice were used by the SAMS Foundation to conduct research with respect to OXIGON(TM). Pursuant to the Consent to Assignment that we executed with the SAMS Foundation in June 2005, we agreed to assume all of Mindset's obligations with respect to the License with the SAMS Foundation, which includes Mindset's obligations to pay royalties to Mayo.

      CHIMERIC PEPTIDE ASSIGNMENT AGREEMENT. Effective as of June 6, 2000, Dr. Benjamin Chain assigned to Mindset all of his right, title and interest in certain of his inventions and patent applications related to the use of chimeric peptides for the treatment of AD. Dr. Benjamin Chain is the brother of our Chairman and Chief Executive Officer. In exchange for such assignment, Mindset agreed to pay a royalty to Dr. Benjamin Chain equal to 1.5% of net sales of any drug products sold or licensed by Mindset utilizing the chimeric peptide technology. We acquired these inventions and patent applications as part of the asset estate that we acquired from Mindset under the Asset Transfer Agreement and are obligated to make royalty payments to Dr. Benjamin Chain upon successful development of a drug utilizing this chimeric peptide technology.

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consist of the following:


                           DECEMBER 31, 2006   DECEMBER 31, 2005
                           -----------------   -----------------
Accounts Payable               $  110,090         $  158,898
Due to Licensors                   39,150            100,000
Professional Fees               1,452,017            510,184
Consulting Expenses               112,333            147,833
Payroll related Expenses           68,107             22,480
Clinical Expenses               1,645,573                 --
Annex II payable                   75,000                 --
Other                             121,569            154,745
                               ----------         ----------
     TOTAL                     $3,623,839         $1,094,140
                               ==========         ==========


8. CONVERTIBLE PROMISSORY NOTES PAYABLE

      During the period beginning on May 10, 2005 through January 10, 2006, we issued Convertible Promissory Notes in a private placement to accredited investors. Each investor purchased an investment unit consisting of a convertible promissory note (the "NOTES") and a warrant to purchase shares of our common stock (the "WARRANTS"). The Notes were due on the earlier of May 10, 2006 or the closing of an equity financing or financings with one or more third parties with gross proceeds to us of not less than $5,000,000 (the "NEXT EQUITY FINANCING") except for the Note issued to HCP Intellect Neurosciences, LLC, with a face amount of $250,000, which was due on the earlier of January 5, 2006 or the closing of the Next Equity Financing. We repaid the HCP Intellect Note on February 16, 2006. The Next Equity Financing occurred on or about May 12, 2006.

      The Notes bear interest at 10% and are unsecured obligations except for the Note issued to HCP Intellect

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

Neurosciences, LLC for $250,000, which was secured by certain publicly traded securities owned by one of our founding shareholders and pledged to such investor under the terms of a Pledge and Security Agreement dated October 7, 2005. At the option of the holder, principal and all accrued but unpaid interest on the Notes are convertible into the class of equity securities that we issue in the Next Equity Financing at a price per share equal to 100% of the price per equity security issued in the Next Equity Financing. There is no cash payment obligation related to the conversion feature and there is no obligation to register the common shares underlying the Notes.

      The Notes essentially contain a call option on our common stock. APB 14 generally provides that debt securities which are convertible into common stock of the issuer or an affiliated company at a specified price at the option of the holder and which are sold at a price or have a value at issuance not significantly in excess of the face amount are not bifurcated into separate obligations. The terms of such securities generally include (1) an interest rate which is lower than the issuer could establish for nonconvertible debt, (2) an initial conversion price which is greater than the market value of the common stock at time of issuance, and (3) a conversion price which does not decrease except pursuant to anti-dilution provisions. The Notes do not satisfy these conditions, and accordingly the determination of whether the conversion feature should be accounted for separately should be governed by FASB Statement 133, "Accounting for Derivative Instruments and Hedging Activities".

      We have determined that based on the provisions of FASB Statement 133, the embedded conversion feature present in the Notes should not be valued separately at the commitment date. Under FASB 133, a contract that contains an "embedded" derivative instrument; i.e., implicit or explicit terms that affect some or all of the cash flows or the value of other exchanges required by the contract in a manner similar to a derivative instrument, must, under certain circumstances, be bifurcated into a host contract and the embedded derivative, with each component accounted for separately. The issuer's accounting depends on whether a separate instrument with the same terms as the embedded written option would be a derivative instrument pursuant to paragraphs 6-11 of this Statement. Because the option is indexed to the our own stock and a separate instrument with the same terms as the option would be classified in stockholders' equity in the statement of financial position, the written option is not considered to be a derivative instrument under paragraph 11(a) and should not be separated from the host contract.

      EITF Issues No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," provide that when the fair value of the common stock into which the note can be converted exceeds the proceeds (a beneficial conversion feature), the issuer should allocate a portion of the proceeds equal to that excess to paid-in capital or to a liability if the issuer has a cash payment obligation. Under the guidance of EITF issues 98-5 and 00-27, we determined that the Notes do not contain an embedded beneficial conversion feature because at the time of determination of the number of shares into which the Notes are convertible, the fair value of our common stock was less than the proceeds from the issuance of the Notes. We compared the value of our common stock to the amount received from issuance of the Notes after allocating a portion of the proceeds of the Notes to the associated Note Warrants.

      Under the terms of the Warrants, the number of shares underlying each Warrant is the quotient of the face amount of the related Note divided by 50% of the price per equity security issued in the Next Equity Financing. The Warrant exercise price is 50% of the price per equity security issued in the Next Equity Financing. The maximum number of shares available for purchase by an investor is equal to the principal amount of such holder's Note divided by the warrant exercise price. We recorded the liability for the Notes at an amount equal to the full consideration received upon issuance, without considering the Warrant value because the determination of the number of warrants and the exercise price of the warrants is dependent on the stock price issued in the Next Equity Financing, which did not take place until May 12, 2006, subsequent to the issue date of the Notes. On May 12th, 2006 we issued Warrants to purchase up to 2,171,424 shares of our common stock. The warrants expire five years from date of issuance of the convertible note. We valued the Warrants as of May 12, 2006, the measurement date, and recorded a charge to interest expense and a corresponding liability of $746,972. See NOTE 10 for a further discussion of the liability related to the issuance of the Warrants.

      We incurred placement fees and other legal expenses of approximately $114,665 in connection with the Notes issued in 2005 and $11,440 of legal expenses in connection with the Notes issued in 2006. We recorded these costs as deferred financing costs, which have been amortized over the term of the Notes, without regard to any extension of the maturity date of the Notes and without any allocation to the Warrants because, as more fully described in NOTE 10, the liability for the Warrants became determinable at approximately the same time as the maturity of the Notes.

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

      During the year ended December 31, 2006, Notes with an aggregate face amount of $500,000 and accrued interest of $31,833 had been repaid and Notes with an aggregate face amount of $1,200,000 and accrued interest of $76,765 had been converted into Series B preferred shares.

      On October 5, 2006 certain notes aggregating $250,000 were extended to October 31, 2006 in exchange for warrants. Such warrants were valued at $33,033 and treated as interest expense. On December 1, 2006, the holders agreed to a further extension of the maturity date of the Notes to December 20, 2006 in exchange for the issuance of 111,150 warrants to purchase our common stock at a price of $2.50 per share and the previous warrants granted for the October 31, 2006 extension were cancelled. On December 29, 2006, notes in the aggregate amount of $50,000 plus accrued interest of $5,000 were paid. As of December
31, 2006, we were still in default on the payment of principal and interest on Notes with the aggregate face amount of $200,000. As of December 31, 2006 and 2005, Notes with an aggregate principal amount of $1,225,000 and $1,650,000, respectively, were outstanding.

      In December 2006, we issued $375,000 in Convertible Promissory Notes that are due within one year from date of issuance. The Notes bear interest at 8% and are unsecured obligations. In December 2006, we issued $750,000 in Convertible Promissory Notes along with warrants to purchase up to 428,571 shares of our common stock at a price of $1.75 per share. These Notes are due in June 2007, bear interest at 10% annually and are unsecured obligations. As of December 31, 2006, the Company received a total of $620,000 of proceeds from the issuance of such Notes and received the remaining $130,000 of proceeds in January 2007. Also in December 2006, we issued $30,000 aggregate face amount of Convertible Promissory Notes together with warrants to purchase up to 8,571 shares of our common stock at a price of $2.50 per share. These Notes are due in June 2007, bear interest at 10% and are unsecured obligations (all of the forgoing Notes are referred to collectively as the "DECEMBER NOTES").

      At the option of the holder of the December Notes, principal and all accrued but unpaid interest on the December Notes are convertible into common stock of the Company. The number of shares of common stock to be issued is calculated by dividing the outstanding principal amount plus accrued interest on the date of conversion by 1.75. There is no cash payment obligation related to the conversion feature and there is no obligation to register the common shares underlying the December Notes except for standard "Piggyback registration" obligations.

      We determined the fair value of the warrants issued with the December Notes to be $138,703 based on the Black-Scholes option pricing model, which has been treated as a liability with a corresponding decrease in the carrying value of the December Notes. See NOTE 10 for a further discussion of the liability related to the issuance of the warrants. This difference will accrue over the term of the December Notes as interest expense calculated using an effective interest method. As of December 31, 2006 the carrying value of all outstanding Convertible Promissory Notes was $1,095,535 (including $200,000 past due).

      In January 2007, we issued an additional $378,000 in Convertible Promissory Notes together with warrants to purchase up to 216,000 shares of our common stock at a price of $1.75 per share. These Notes are due within six months of issuance or the closing of an equity financing with gross proceeds of not less than $5 million or the closing of a licensing transaction with a collaborative partner that results in an upfront payment to the Company of not less than $4 million. All the Notes bear interest at 10% annually and are unsecured obligations.

      In January 2007, we issued an additional $75,000 of aggregate face amount Convertible Promissory Notes that are due within one year from date of issuance. The Notes bear interest at 8% and are unsecured obligations.

9. SERIES B CONVERTIBLE PREFERRED STOCK

      In February 2006, our Board of Directors authorized the issuance of up to 7,164,445 shares of convertible preferred stock to be designated as "Series B Convertible Preferred Stock" ("SERIES B PREFERRED") with a par value per share of $0.001. The shares carry a cumulative dividend of 6% per annum, provided however, that the annual dividend will be reset to 0% in the event we consummate an equity financing with one or more third parties with gross proceeds to us of at least $5 million at a price per share equal to or greater than 150% of the Series B Preferred issue price within 180 days from the original issue date. The initial conversion price of the Series B Preferred is $1.75 and is subject to certain anti-dilution

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

adjustments to protect the holders of the Series B Preferred in the event that we subsequently issue share of common stock or warrants with a price per share or exercise price less than the conversion price of the Series B Preferred. The amount of additional common shares underlying potential future conversions of Series B Preferred is indeterminate. A holder of Series B Preferred is entitled to vote with holders of our common stock as if such holder held the underlying common stock. In the event of liquidation, dissolution or winding up of the company, the Series B Preferred stockholders are entitled to receive, after payment of liabilities and satisfaction of Series A Convertible Preferred Stock but before the holders of common stock have been paid, $1.75 per share subject to adjustment for stock splits and dividends in certain other circumstances, plus accrued but unpaid preferred dividends. In addition, our Board of Directors authorized the issuance of warrants to purchase our common stock in connection with each sale of Series B Preferred.

      During the period February 8, 2006 through December 31, 2006, we issued 4,593,091 shares of Series B Preferred in a private placement to accredited investors. Each investor purchased an investment unit consisting of a share of Series B Preferred and a warrant to purchase 0.5 shares of our common stock (the "Series B Warrants"). Total proceeds from issuance of the Series B Preferred through December 31, 2006 were $8,037,916 which included the cancellation of Notes with an aggregate face amount of $1,200,000 and accrued interest of $76,765 as described above. In connection with the Series B Preferred, we incurred legal fees of $143,045, guarantee fees of $700,000 as described below and $75,000 of placement agent fees. In connection with the issuance of the Series B Preferred, we issued warrants to purchase up to 3,046,756 shares of our common stock. SEE NOTE 10 for a further discussion of the liability related to the issuance of the Series B Warrants.

      In addition to the rights provided to each holder under the terms of the Series B Preferred, one of our principal shareholders provided each holder of Series B Preferred with a limited guaranty of their investment through a form of guaranty. Specifically, the principal shareholder posted as collateral with an escrow agent 1,000,000 shares of certain publicly traded securities owned, as collateral to the holders of 1,450,159 Series B Preferred, and 3,142,932 shares of restricted Intellect stock owned as collateral for all other Series B Preferred issued to investors during the period ending on December 31, 2006. We paid the principal stockholder a guaranty fee of $700,000 during the year ended December 31, 2006 for providing this collateral to the Series B investors (see
NOTE 13).

      APB Opinion 14 (as amended), states that a portion of the proceeds of debt securities issued with detachable stock purchase warrants is allocable to the warrants and should be accounted for as paid-in capital. The allocation should be based on the relative fair values of the two securities at time of issuance. APB 14 by its terms does not apply to preferred stock. However, the Emerging Issues Task Force noted in EITF Issues No. 98-5, that a similar methodology would be used in circumstances in which convertible securities are issued along with another security, and that proceeds from the issuance of convertible preferred stock with detachable warrants should be allocated between the preferred stock and the other securities based on the relative fair values of the components. EITF 00-19 provides that proceeds from the issuance of warrants or other derivative instruments that give the counterparty the choice of cash settlement or settlement in shares, should be reported as a liability, which is measured at fair value, with changes in fair value reported in earnings. EITF 00-19 further provides that a contract that contains an indeterminate number of shares to be delivered in a share settlement is essentially a contract that gives the counterparty a choice of cash settlement or settlement in shares and should be recorded as a liability.

      Both the Series B Preferred and the Series B Warrants contain such provisions as a result of the anti-dilution features contained in the Statement of Designation of the Series B Convertible Preferred Stock, the Warrant and other relevant contracts. Accordingly we have accounted for the Series B Preferred and the Series B Warrants as derivative liabilities at the time of issuance using the Black Scholes Option pricing model. We recorded the amount received in consideration for the Series B Preferred as a liability for the Series B Preferred shares with an allocation to the Series B Warrants and the difference recorded as additional paid in capital. The liability related to the Series B preferred stock and the Warrants will be marked to market for all future periods they remain outstanding with an offsetting charge to earnings. At December 31, 2006, the value of the Series B preferred stock liability was $3,114,115, with a change in fair value of $599,034 recorded in other expenses as the change in the derivative liability.

      EITF Issues No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," which under certain circumstances require the bifurcation of an embedded conversion feature from the host instrument provide that when the fair value of the common stock into which the preferred stock can be converted exceeds the proceeds (a beneficial conversion feature), the issuer should allocate a portion of the proceeds equal to that excess to paid-in capital or to a liability

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

if the issuer has a cash payment obligation. Under the guidance of EITF issues 98-5 and 00-27, we determined that the Series B Preferred do not contain an embedded beneficial conversion feature because the fair value of our common stock was less than the proceeds from the issuance of the Series B Preferred. We compared the value of our common stock to the amount received from issuance of the Series B Preferred after allocating a portion of the proceeds of the Series B Preferred to the Series B Warrants.

      Total issuance costs associated with the issuance of the Series B Preferred were $918,045, of which $869,948 has been allocated to the Series B Preferred and $48,097 has been allocated to the Series B Warrants and are being amortized over 5 years which is the life of the Series B Warrants. Guaranty fees of $700,000 are included in the financing costs and are being amortized over one year (see NOTE 14). Issuance costs of $169,948 associated with the issuance of the Series B Preferred have been charged to expense as the holder of Series B Preferred can convert immediately and the $700,000 of guarantee fees are being amortized over a year.

      The Series B Preferred shares carry a cumulative dividend of 6% per annum because we have failed to satisfy the conditions for resetting the dividend amount to zero. The dividend is payable semi-annually in arrears on January 1 and July 1 of each year, commencing July 1, 2006. The amount of dividends payable for the period ending on July 1, 2006 (and for any dividend payment period shorter than a full semi-annual dividend period) is computed on the basis of a 360-day year of twelve 30-day months. We have accrued $353,612 of interest payable with respect to these dividends as of December 31, 2006.

10. DERIVATIVE INSTRUMENT LIABILITY

Derivative instruments consist of the following:


                                                             DECEMBER 31, 2006
                                                             -----------------
Warrants issued with Convertible Promissory Notes:              $  879,719

Warrants issued with Series B Convertible Preferred Stock:         797,271
                                                                ----------

   Total                                                        $1,676,990
                                                                ----------


      WARRANTS ISSUED WITH THE CONVERTIBLE PROMISSORY NOTES. As described above in NOTE 8, in connection with the issuance of Convertible Promissory Notes, we issued warrants to purchase up to 2,719,721 shares of our common stock. At December 31, 2006, the liability associated with the warrants issued with these Notes was $879,719, with a decrease in fair value of the liability of $(38,990) recorded as a reduction to other expenses for the period ended December 31, 2006.

      The Convertible Note Warrants provide the holder with "piggyback registration rights", which obligate the Company to register the common shares underlying the Convertible Note Warrants in the event that the Company decides to register any of its common stock either for its own account or the account of a security holder (other than with respect to registration of securities covered by certain employee option plans). The terms of the Warrants fail to specify a penalty if the Company fails to satisfy its obligations under these piggyback registration rights. Presumably, the Company would be obligated to make a cash payment to the holder to compensate for such failure. EITF 00-19 requires liability treatment for a contract that may be settled in cash. Accordingly we have accounted for the Convertible Note Warrants as liabilities. The

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

liability for the Convertible Note Warrants, measured at fair value as determined in the manner described below, has been offset by a reduction in the carrying value of the Notes. The liability for the Convertible Note Warrants will be marked to market for each future period they remain outstanding.

      As of December 31, 2006, 2,719,721 Warrants issued in connection with the issuance of the Notes were outstanding. The weighted average exercise price of the Warrants is $1.08 per common share and the weighted average remaining life of the warrants is 3.92 years.

      WARRANTS ISSUED WITH THE SERIES B CONVERTIBLE PREFERRED STOCK. In connection with the issuance of the Series B Preferred described above, through December 31, 2006, we issued warrants to purchase up to 3,046,754 shares of our common stock (see NOTE 9).

      Each investor purchased an investment unit consisting of a share of Series B Preferred and a Series B Warrant to purchase 0.5 shares of our common stock. The initial strike price of 1,521,677 Series B Warrants is $2.50 per share of our common stock and for 725,080 Series B Warrants that we issued to the investor who purchased the initial 1,450,159 shares of Series B Preferred, the strike price of those Series B Warrants was $1.75. As an incentive for this initial investor, Intellect issued to them an additional 750,000 warrants at a strike price of $2.50. The Series B Warrants have a 5-year term.

      The Series B Warrants contain certain anti-dilution adjustments to protect the holders of the Series B Warrants in the event that we subsequently issue shares of common stock or warrants with a price per share or exercise price less than the exercise price of the Series B Warrants. In addition, the Series B Warrants provide for cashless exercise under certain circumstances. Accordingly, the amount of additional shares underlying potential future issuances of Series B Warrants is indeterminate. There is no specified cash payment obligation related to the Series B Warrants and there is no obligation to register the common shares underlying the Series B Warrants except in the event that we decide to register any of our common stock for cash ("piggyback registration rights"). Presumably, the Company would be obligated to make a cash payment to the holder if we failed to satisfy our obligations under these Piggyback registration rights.

      EITF 00-19 requires liability treatment for a contract that may be settled in cash or that contains a provision for an indeterminate number of shares to be delivered in a share settlement. The Series B Warrants satisfy both of these conditions. Accordingly we have accounted for the Series B Warrants as liabilities. The liability for the Series B Warrants, measured at fair value as determined in the manner described below, has been offset by a charge to earnings rather than as a discount from the carrying value of the Series B Preferred. The liability for the Series B Warrants will be marked to market for each future period they remain outstanding. At December 31, 2006, the value of the Series B Warrant liability was $797,271, with a change in the fair value of the liability of $132,422 recorded in other expenses.

      As of December 31, 2006, we had 3,593,091 Series B Warrants outstanding issued in connection with the issuance of the Series B Preferred were outstanding. The weighted average strike price of the Series B warrants is $2.32 per common share and the weighted average remaining life of the warrants is 4.15 years.

      During January 2007, we issued Convertible Notes with warrants that are convertible into common stock at an exercise price of $1.75. Accordingly, the strike price of the Series B and Note warrants has been reduced to $1.75 pursuant the anti-dilution adjustment described above.

11. INCOME TAXES

      At December 31, 2006, we had approximately $9,970,000 of net operating loss carry forward ("NOL's") available for United States tax purposes, which expire as follows:

                     Year
                     ----
                     2025          1,580,000
                     2026          8,390,000
                                   ---------
                                   9,970,000
                                   =========

      Future ownership changes may limit the utilization of the net operating loss carry-forward as defined by the Internal Revenue Code. At December 31, 2006 we had a deferred tax asset of approximately $5,093,000, representing the benefit of our net operating loss carry forward and certain costs such as certain research and development capitalized for tax purposes. The net deferred tax asset has been fully offset by a valuation allowance due to uncertainty regarding our ability to generate sufficient taxable income in the future to utilize these deferred tax assets. The difference between the statutory federal tax rate of 34% and our effective tax rate is due to certain expenses not deductible for tax purposes and valuation allowance for the period ended December 31, 2006. The Company is subject to foreign taxes.

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

12. CAPITAL DEFICIENCY

      COMMON STOCK. In April and May 2005, we issued 12,078,253 and 9,175,247 shares of common stock at $0.001 per share to founders of Intellect, yielding proceeds of $12,078 and $9,175, respectively. At December 31, 2005, we had $177 of stock subscription receivable which was paid in January and February 2006.

      On March 10, 2006, we amended our Articles of Incorporation to provide for the issuance of up to 100,000,000 shares of common stock and up to 15,000,000 shares of preferred stock each with a par value of $.001 per share.

      WARRANTS. In June 2005, we issued to Goulston & Storrs, LLP, ("Goulston & Storrs") a law firm, a warrant to purchase 100,000 shares of our common stock at a purchase price of $0.001 per share, expiring June 20, 2008, in settlement of Annex IV debt in the amount of $192,095. There is no cash payment obligation related to the Goulston & Storrs warrant except for certain indemnification payments arising from any untrue statements regarding Intellect that we make during a public offering process and there is no obligation to register the common shares underlying the warrant except in the event that we decide to register any of our common stock for cash ("piggyback registration rights"). In connection therewith, we recorded a charge of $8,890, estimated using the Black-Scholes Option Pricing Model and a common stock valuation of $0.09 per common share. In April 2006, the warrant was exercised to purchase 100,000 shares and we subsequently delivered to them a share certificate representing 100,000 shares of our common stock.

      SERIES A CONVERTIBLE PREFERRED STOCK. In January 2006, our Board of Directors authorized the issuance of 2,225 shares of Series A Convertible Preferred Stock, par value per share of $0.001 (the "SERIES A PREFERRED"), to the Institute for the Study of Aging (the "ISOA") as partial consideration for settlement of an Annex IV claim equal to $570,000. In January 2006, we entered into an Assignment of Claim Agreement, a Subscription Agreement and a Letter Agreement with the ISOA pursuant to which we issued the Series A Preferred to the ISOA and agreed to pay $193,297 in three equal monthly installments of $64,432 payable quarterly through July 28, 2006, and agreed to pay specific milestone payments totaling $225,500 as we develop our lead product candidate, OXIGON(TM). We valued the Series A Preferred at $198,868 and charged such amount to research and development expenses. The ISOA is not entitled to receive any dividends, distributions or other payments. In the event of liquidation, dissolution or winding up of the company, the ISOA is entitled to receive, after payment of liabilities but before the holders of Series B Preferred and common stock have been paid, $100 per share subject to adjustments for stock splits and dividends in certain other circumstances. The Series A Preferred is convertible into shares of our common stock immediately following the execution of the Next Equity Financing. The Series A Preferred is convertible at a price per share equal to the lesser of the conversion price of the convertible preferred stock issued in the Next Equity Financing , the price per share of the convertible preferred stock issued in that financing, or $0.94 if a Next Equity Financing fails to occur. We are entitled to redeem the Series A Preferred for $0.001 per share at our option, provided the shares have not been converted into common stock, if the milestone payments are made. The Series A Preferred is redeemable at our option at $100 per share upon thirty days prior written notice. The ISOA is permitted to convert the Series A Preferred into common stock at the then applicable conversion price if we deliver to them a notice of redemption. We have no cash payment obligations with respect to the Series A Preferred and there are no registration rights attendant with the Series A Preferred.

      As described above, the "Next Equity Financing" occurred on or about May 12, 2006 when aggregate gross proceeds from the sale of Series B Convertible Preferred Stock exceeded $5 million. The conversion price of the convertible preferred stock issued in the Next Equity Financing and the price per share of the convertible preferred stock issued in that financing both were $1.75. Accordingly, the conversion price of the Series A Preferred as of May 12, 2006 is $1.75 per share of our common stock.

      Based on FASB Statement No. 123R, "Share Based Payment" and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", we have recorded the value of the Series A Preferred as a research and development expense with a corresponding charge to Additional Paid In Capital on the issue date because all matters required to be attended to by the IOSA was completed as of that date. The fair value of the Series A Preferred has been estimated as $88.19 per share, for a total value of $198,868.

      In general, the proceeds from the sale of preferred stock convertible into equity securities of the issuer should be allocated entirely to the preferred stock and not the conversion feature. However, under EITF Issues No. 98-5 and 00-27,

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

when the fair value of the common stock into which the preferred stock can be converted exceeds the proceeds (a beneficial conversion feature) the issuer should allocate a portion of the proceeds equal to that excess to paid-in capital or to a liability if the issuer has a cash payment obligation, to a liability. The value of the common stock into which the Series A Preferred can be converted was indeterminable at the time of the issuance of the Series A Preferred as the Next Equity Financing had not yet occurred. On or about May 12, 2006, when the Next Equity Financing had been completed, the terms of the Series A Preferred were established to include a conversion feature at $1.75 per share. Under the guidance of EITF issues 98-5 and 00-27, we determined that the Series A Preferred do not contain an embedded beneficial conversion feature because at the time of determination of the number of shares into which the Series A Preferred are convertible, the fair value of our common stock was equal to or less than the value ascribed to the issuance of the Series A Preferred.

13. RELATED PARTY TRANSACTIONS

      STOCKHOLDER LOANS IN CONNECTION WITH FORMATION AND OPERATION. During the period from April 25, 2005 through December 31, 2005, we borrowed a total of $252,000 (the "2005 Loans"), and during 2006, we borrowed $800,000 (the "2006
Loans"), to fund costs related to formation and operation of Intellect. We borrowed these funds from one of our principal stockholders. The 2005 Loans are non interest bearing and are unsecured. In addition, this stockholder incurred $112,081 of costs on behalf of Intellect during 2005 prior to the formation of Intellect, which has been included in general and administrative costs during 2005. We reimbursed this stockholder for such expenditures prior to December 31, 2005. On December 2, 2005, we paid $35,000 to a company controlled by this stockholder for administrative services provided to us during the period from May 1, 2005 to November 30, 2005.

      We repaid the 2005 Loans prior to December 31, 2005, except for $121 that was outstanding at December 31, 2005. We repaid $125,000 of the 2006 Loans in 2006. As of December 31, 2006, $675,000 remains due to this stockholder pursuant to these Loans. In December 2006, the Loans were exchanged for convertible notes in December 2006 that are payable within one year and bear interest annually at 8%. The notes are due during the period of September 13, 2007 through December 4, 2007. The number of shares of Company common stock to be issued pursuant to these Notes is equal to the outstanding principal and accrued interest on each Note at the date of conversion divided by $1.75.

      PURCHASE OF CLAIMS AGAINST MINDSET. During 2005, pursuant to the Asset Transfer Agreement (see NOTE 3), we purchased for a nominal amount a claim against Mindset of $610,000 (which amount was included in the Annex III Debt) held by Dr. Daniel Chain, Intellect's Chairman and Chief Executive Officer, who subscribed for 5 million shares of our common stock upon formation of Intellect.

      During 2005, pursuant to the Asset Transfer Agreement (see Note 3), we purchased for a nominal amount a claim against Mindset of $649,000 (which amount was included in the Annex III Debt) held by one of our principal stockholders, who together with parties related to such stockholder, subscribed for approximately 5,890,753 shares of the common stock initially issued upon formation of Intellect.

      During 2005, pursuant to the Asset Transfer Agreement (see Note 3), we purchased for a nominal amount a claim against Mindset of $375,000 held by Mindset Ltd, a subsidiary of Mindset Biopharmaceuticals, Inc. (which amount was included in the Annex III Debt). Dr. Daniel Chain, our Chairman and Chief Executive Officer, is President of Mindset Biopharmaceuticals, Inc.

      SERIES B PREFERRED STOCK GUARANTEE. In connection with the issuance of the Series B Preferred Stock, the stockholder described above in the paragraph Shareholder Loans in Connection with Formation and Operation provided collateral as a limited guarantee to protect the Series B Preferred investors against any losses arising from their investment in the Series B Preferred. As of December 31, 2006, the stockholder deposited with an escrow agent 1,000,000 shares of

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

publicly traded securities as a guaranty for the benefit of the investor who purchased 1,450,159 shares of Series B Preferred and 3,142,932 shares of restricted, legended Intellect common stock for the benefit of the other Series B investors. The number of Intellect shares available for each Series B investor as a guaranty is based on the number of shares of Series B Preferred purchased by such investor.

      Under the Escrow Agreement, if during the period ending one year from the date of the Escrow Agreement or, if earlier, the date on which the last of the shares of Intellect Common Stock underlying the Series B Preferred purchased investor was sold, a Series B Preferred investor incurs a loss arising from the sale of any Intellect common stock, as measured by the difference between the purchase price per unit of Series B Preferred and the sale price of a share of underlying Intellect common stock, then the Escrow Agent will release securities from the escrow account to reimburse the investor for such loss. Any Series B Preferred or Series B Warrants held by such investor at the end of the one year period is deemed to be converted for Intellect common stock and sold at prevailing market prices. If Intellect common stock is not listed on any national securities exchange or the OTC Bulletin Board, the value of the shares held by such investor will be deemed to be zero. As compensation for providing this limited guaranty, we paid this stockholder a total of $700,000 during 2006.

      As of December 31, 2006, the 1,000,000 publicly traded securities shares posted as collateral had a fair market value of $870,000 and the 3,142,932 shares of Intellect common stock posted as collateral had a fair value of approximately $2,137,194, based on an assumed value of $0.68 per share.

      RELATED PARTY CONSULTING FEES. During 2005, the stockholder described above in the paragraph PURCHASE OF CLAIMS AGAINST MINDSET provided consulting services to us in connection with the formation of Intellect. In consideration for such services, we paid this stockholder $80,000, of which $54,000 was owed on December 31, 2005 and the remainder was paid in 2006.

      NOTE RECEIVABLE. As described above in NOTE 4, on June 1, 2006, we purchased for $150,000 a convertible promissory note issued by CepTor Corporation with a face amount of $150,000 and bearing interest at 6%. CepTor is a company in which one of our principal stockholders owns a significant equity interest. In connection with the purchase of the CepTor Note, we received warrants to purchase one million shares of CepTor common stock at an exercise price of $0.30 per share. The stockholder described above in the paragraph Shareholder Loans in Connection with Formation and Operation is a significant stockholder of CepTor.

      SHAREHOLDER CONSULTING CONTRACTS. We have entered into consulting contracts with various members of our Board of Directors and the members of our Clinical and Scientific Advisory Boards. Certain of these individuals are shareholders of Intellect. The consulting contracts are for services to be rendered in connection with ongoing research and development of our drug candidates. The contracts provide for either per-diem payments or monthly retainers.

      On January 3, 2007 we entered into a consulting contract with a member of our Board of Directors pursuant to which he is to provide us with consulting services related to identifying, soliciting and procuring collaboration agreements on behalf of Intellect. Under the agreement, Intellect is obligated to pay this director consulting fees of $10,000 per month beginning in 2007. In addition, to the extent permitted under our applicable group health insurance policy, we are obligated to provide health insurance to this director and his family without any reimbursement from him. In further consideration of the provision of services by this director, he is entitled to receive cash payments in an amount equal to 2.5% of all revenues received by us, including payments we receive from collaboration agreements, as we realize the revenue through the receipt of cash payments from third parties. Total amounts payable to this director under the Consulting Agreement are limited to $1 million, calculated by taking into account all consulting fees paid to this director, cost of health insurance and revenue participation payments. The agreement may be terminated by us with or without cause at any time, provided however, that we have fulfilled our monetary obligations described above. During 2006 we paid this director $59,000 in consulting fees and $31,352 in health insurance.

UNIVERSITY OF SOUTH FLORIDA AGREEMENT ("USRF"). Our AD research activities require that we test our drug candidates in a certain type of transgenic mouse that exhibits the human AD pathlogy. Mindgenix, Inc., a wholly-owned subsidiary of Mindset, holds a license on the proprietary intellectual property related to these particular mice from the USRF.

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

We have engaged Mindgenix to perform testing services for us using these transgenic mice. Dr. Chain, our Chief Executive Officer, is a controlling shareholder of Mindset.

      In December of 2006, we entered into an agreement with USFRF as a co-obligor with Mindgenix, pursuant to which USFRF agreed to reinstate the license with Mindgenix in exchange for our agreement to pay to USFRF $209,148 plus accrued interest of $50,870.02. This amount is in settlement of a previously outstanding promissory note issued by Mindgenix to the USFRF dated September 30, 2004. Our obligation to pay amounts due under the agreement are as follows: $109,148 was payable on January 15, 2007 and $100,000 is payable in six equal monthly installments of $16,668 beginning February 1, 2007 and ending with a final payment of $50,435 on August 1, 2007. We have paid $125,815 through April 1, 2007.

14. COMMITMENTS AND OTHER MATTERS.

      LEASES. On August 1, 2005, we entered into an operating lease for office space in New York City that extends through July 2010. This agreement includes provisions for inflation-based rate adjustments and payments of certain operating expenses and property taxes.

      On October 2, 2005, we entered into an operating lease for laboratory and office space in Israel. This lease includes provisions for payments of certain operating expenses, property taxes and value added tax.

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

      Future minimum rental payments required under non-cancelable operating leases are as follows:


YEAR ENDED
DECEMBER 31,                         AMOUNT
------------                       ----------
2007                               $  295,841

2008                                  300,105

2009                                  304,496

2010                                  243,182

2011                                  128,080
                                   ----------

TOTAL                              $1,271,704
                                   ----------


      Rent expense amounted to $201,915 and $75,268 for the year ended December 31, 2006 and the period ended December 31, 2005, respectively. A stockholder has given a personal guarantee to the landlord for rental and other payments we may owe under the lease. Such guarantee has been given for no consideration.

      RESEARCH AND DEVELOPMENT AGREEMENTS. We entered into various contracts with service providers in connection with our research and development and clinical trial activities. We have completed Phase I single dose and multiple dose studies to determine the safety and tolerability of our lead product candidate, OXIGON(TM). The studies were conducted in The Netherlands. We engaged Kendle International B.V., to act as our clinical research organization for these trials. We incurred costs of approximately 1,300,000 euros (approximately $1,700,000) with Kendle during 2006 in connection with these trials.

      EMPLOYMENT AGREEMENTS. Effective June 25, 2005, we entered into an employment agreement with our Chief Operating Officer. The Employment Agreement provides for an initial two year employment term and an initial annual base salary of NIS 420,000 (approximately $96,850) and the obligation to provide the officer with a company car for their use. Severance payments under Israeli law are due in the event of termination under certain circumstances.

      On January 15, 2007, we amended and restated our employment agreement with our Chief Executive Officer which we had entered into on June 30, 2005. The Employment Agreement provides for a five year employment term and is automatically renewed on each anniversary of the date of the agreement for successive one-year terms unless either party terminates. No such notice of termination has been given by or to either party. The Employment Agreement provides for an annual base salary of $450,000. In the event of a voluntary termination of the employment agreement by Intellect, the Chief Executive Officer is entitled to his annual base salary then in effect for 18 months after the date of termination. The Chief Executive Officer is entitled to reimbursement of $10,000 per annum for life insurance. The employment agreement also entitled the Chief Executive Officer to a grant of stock options to be granted in connection with the reverse merger as described in Note 16 below. (See Note 16.)

      On January 15, 2007 we amended and restated our employment agreement with our Chief Financial Officer which we originally entered into on May 16, 2006. The Employment Agreement provides for a five year employment term and an annual base salary of no less than $300,000. The Chief Financial Officer is also entitled to reimbursement for automobile expenses, up to $1,000 each month and $10,000 per annum towards life insurance. In the event of a voluntary termination of employment by Intellect, the Chief Financial officer is entitled to his annual base salary then in effect for 18 months after the date of termination. The employment agreement also entitled the Chief Financial Officer to a grant of stock options to be granted in connection with the reverse merger as described in Note 16 below. (See Note 16.)

15. STOCK OPTION PLANS

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

      2005 STOCK OPTION PLAN. On April 25, 2005 our stockholders approved the adoption of the "2005 Employee, Director and Consultant Stock Option Plan" (the "2005 Stock Option Plan"). Under the 2005 Stock Option Plan, a maximum of 1,246,500 shares of our common stock are available for issuance under the Plan. The 2005 Stock Option Plan is available to employees, directors and consultants. The 2005 Stock Plan provides for the grant of either incentive stock options ("ISOs"), as defined by the Internal Revenue Code, or non-qualified stock options, which do not qualify as ISOs. Option grants vest over 2 years. No options were granted in 2005.

      On September 8, 2006, our Board of Directors approved the grant of 600,000 stock options to the members of our Board of Directors and 550,000 stock options to our Clinical and Scientific Advisory Board members and 80,000 stock options to two employees. The grant was effective as of that date with a strike price of $0.65, the approximate fair value of stock on that date. The stock options vest over a two year period and are exercisable through September 8, 2016.

      At December 31, 2006 there were 87,333 options available for grant under the Plan. The following tables present information relating to stock options under the plan as of December 31, 2006.


                                                                           WEIGHTED
                                                        YEAR ENDED          AVERAGE       INSTRINISIC
                                                     DECEMBER 31, 2006   EXERCISE PRICE      VALUE
                                                     -----------------   --------------   -----------

Options outstanding at the beginning of the period             --
    Granted                                               1,230,000           $0.65            --
    Cancelled                                               (70,833)

                                                          ---------
Options outstanding at the end of period                  1,159,167           $0.65            --
                                                          =========
Options excercisable at the end of period                   392,499           $0.65            --
Options not vested at the end of the period                 766,668           $0.65            --

         Options vested or expected to vest               1,159,167           $0.65            --


      As of December 31, 2006 there was $231,559 of total unrecognized compensation cost related to non-vested employee share based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 17 months.

              OPTIONS OUTSTANDING                         OPTIONS EXCERCISABLE
              -------------------                         --------------------
                                                   WEIGHTED
                                   WEIGHTED         AVERAGE                  WEIGHTED
RANGE OF EXERCISE                   AVERAGE        REMAINING                 AVERAGE
      PRICE          SHARES     EXERCISE PRICE   LIFE IN YEARS  SHARES    EXERCISE PRICE
-----------------   --------    --------------   -------------  -------   --------------
      $0.65         1,159,167        $0.65             9.7      392,499       $ 0.65


      The company recorded a charge of $112,694 for the twelve months ended December 31, 2006 in connection with stock options granted to the Clinical and Scientific Advisory Board members. We will record additional charges as and when the options vest at the then fair value of the options.

      The weighted-average fair value at date of grant for options granted to the members of the Clinical and Scientific Advisory Board members during the year ended December 31, 2006 was $0.55. The value of the options was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

INTELLECT NEUROSCIENCES, INC. AND SUBSIDIARY
(a development stage company)

Notes to the Financial Statements

                                                                   YEAR ENDED
                                                               DECEMBER 31, 2006
                                                               -----------------
Expected life in years                                                   5
Interest rate                                                         4.68%
Volatility                                                           92.50%
Dividend yield                                                        0.00%


      The Company recorded a charge of $121,087 for the twelve months ended December 31, 2006 in connection with stock options granted to the members of the Board of Directors and employees.

      The weighted-average fair value at date of grant for options granted to the members of the Board of Directors and employees during the year ended December 31, 2006 was $0.58.

      2006 STOCK OPTION PLAN. In December 2006, our stockholders approved the adoption of the "2006 Employee, Director and Consultant Stock Plan" (the "2006 Stock Plan"). Under the 2006 Stock Plan, a maximum of 12,000,000 shares of our common stock are available for issuance under the Plan. The 2006 Stock Plan is available to employees, directors and consultants. The 2006 Stock Plan provides for the grant of either incentive stock options ("ISOs"), as defined by the Internal Revenue Code, or non-qualified stock options, which do not qualify as ISOs. Option grants vest over 2 years.

16. SUBSEQUENT EVENTS

          REVERSE MERGER. On January 25, 2007, GlobePan Resources, Inc. ("Globepan") entered into an agreement and plan of merger with Intellect and INS Acquisition, Inc., a newly formed, wholly-owned Delaware subsidiary of GlobePan Resources, Inc. also called Acquisition Sub. On January 25, 2007, Acquisition Sub merged with and into Intellect, Acquisition Sub ceased to exist and Intellect survived the merger and became the wholly-owned subsidiary of GlobePan Resources, Inc.

The following actions were taken in connection with the merger:

     - On January 25, 2007, Intellect the surviving entity in the merger, changed its name to Intellect USA, Inc.

     - On January 26, 2007, GlobePan Resources, Inc. changed its name to Intellect Neurosciences, Inc.

Therefore, as of January 25, 2007, Intellect Neurosciences, Inc. (f/k/a GlobePan Resources, Inc.) ("Intellect Neurosciences") is the name of the parent company that is registered with the Securities and Exchange Commission ("SEC"), as a wholly-owned subsidiary is Intellect USA, Inc., which continues to own all of the shares of Intellect Neurosciences (Israel) Ltd., an Israeli company.

     SERIES A CONVERTIBLE PREFERRED STOCK. As a result of the merger, the Series A Preferred Stock was exchanged for 128,851 shares of Intellect Neurosciences common stock.

     CONVERTIBLE PROMISSORY NOTES. From January 25, 2007 through May 1, 2007, Intellect Neurosciences issued an additional $940,000 in Convertible Promissory Notes together with warrants to purchase up to 537,143 shares of Intellect Neurosciences common stock at a price of $1.75 per share. These Notes are due within one year of issuance or the closing of an equity financing with gross proceeds of not less than $5 million or the closing of a licensing transaction with a collaborative partner that results in an upfront payment to the Company of not less than $4 million. All the Notes bear interest at 10% annually and are unsecured obligations.

     From January 25, 2007 through May 1, 2007, Intellect Neurosciences issued an additional $325,000 of aggregate face amount Convertible Promissory Notes that are due within one year from date of issuance. The Notes bear interest at 8% and are unsecured obligations.

     RELATED PARTY TRANSACTIONS. Related party transactions: From February 26, 2007 through May 9, 2007, Intellect Neurosciences borrowed an additional $529,000 from the same principal shareholders which are convertible notes that are payable within one year and bear interest annually at 8%.

     2005 STOCK OPTION PLAN. On January 25, 2007, the Compensation Committee approved 86,334 stock options to employees of Intellect Neurosciences from the 2005 Stock Option plan. The grant was effective as of that date. The stock options vest over a two year period and are exercisable through January 25, 2017. The grant price of these options will be determined by valuation performed by an independent consulting company.

     2006 STOCK OPTION PLAN. The board and shareholders of Intellect Neurosciences approved a grant of an aggregate of 10,037,145 stock options to our Chief Executive Officer and Chief Financial Officer. The grant was effective on January 25, 2007 in connection with the reverse merger and the stock options vested immediately. The grant price of these options will be determined by a valuation performed by an independent consulting company as of the effective date (See Note 14). On March 7, 2007, the Board of Directors of Intellect Neurosciences (f/k/a GlobePan Resources, Inc.) approved 1,275,043 stock options to our Israel employees (including Vivi Ziv, our COO), 100,000 stock options to the head of our Scientific Advisory Board ("SAB") and 55,000 stock options to employees from the 2006 Stock Plan. The grant of the Israel options will be effective April 25, 2007 providing that at such time the Plan has received all the necessary approvals and consents of the Israel Taxing Authority. The grant price of these options will be determined by a valuation performed by an independent consulting company based on the date the options are effective. The options granted to our employees and the head of the SAB will be effective as of March 7 and will vest over 2 years and be exercisable through March 7, 2017. The grant price of these options will also be determined by a valuation determined by an independent consulting company as of the effective date. As of March 7, 2007, there are 532,812 stock options available for grant under the 2006 Stock Plan.

     On January 3, 2007, Intellect USA, Inc. (f/k/a Intellect Neurosciences, Inc.) entered into a consulting contract with one of our shareholders as described above in Note 13.

     LIQUIDITY. On May 14, 2007 we engaged two financial institutions to act as placement agents, on behalf of the Company, for the sale of equity securities to institutional investors in a private placement. We can not predict or offer any assurance regarding when or if these financing transactions will be completed.